Exhibit 32.1

Certification of CEO Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned certificates that:

(1) this Quarterly Report for Sensus Healthcare, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2017, as filed with the Securities and Exchange Commission on the date hereof (this “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered therein.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Joseph C. Sardano

Joseph C. Sardano

Chairman and Chief Executive Officer

November 6, 2017

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